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                                                                  Exhibit 99.01

                                                           COMPANY'S FORM 10-Q
                                                           September 30, 1993
                                                           Page 26

     In October 1993, several purported class action lawsuits were filed in the Federal District Court for the Southern District of New York naming Smith Barney, Harris Upham & Co. Incorporated ("SBS") as defendant. The cases arise from SBS's participation as lead and co-underwriter in the initial public offerings of three separate funds managed by Hyperion Capital Management Inc. The plaintiffs have also named as defendants the funds' directors and the co-underwriters and their representatives. Plaintiffs allege that the registration statements and prospectuses by which the offerings were made between June 1992 and October 1992 were materially false and misleading, and are seeking unspecified damages in claims brought under the Federal securities laws. The Company believes it has meritorious defenses to these actions and intends to defend against them vigorously.

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                                                           COMPANY'S FORM 10-K
                                                           December 31, 1995
                                                           Page 65

     For information concerning several purported class action lawsuits filed against SBI in connection with three funds managed by Hyperion Capital Management Inc., see the description that appears in the fourth paragraph of page 26 of the Company's filing on Form 10-Q for the quarter ended September 30, 1993, which description is incorporated by reference herein. A copy of the pertinent paragraph of such filing is included as an exhibit to this Form 10-K. The actions were consolidated under the title In re: Hyperion Securities Litigation. SBI's motion to dismiss the claims was granted in July 1995. In August 1995, an appeal was filed in the U.S. Court of Appeals for the Second Circuit. The Company is awaiting a decision on the appeal.

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                                                           COMPANY'S FORM 10-Q
                                                           September 30, 1996
                                                           Page 34

Item 1. Legal Proceedings.

     For information concerning the several class action lawsuits filed against Smith Barney Inc. in connection with three funds managed by Hyperion Capital Management Inc., see the descriptions that appear in the fourth paragraph on page 26 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, and the first paragraph under the heading "Smith Barney" on page 65 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-Q. In October 1996, the U.S. Court of Appeals for the Second Circuit affirmed the district court's dismissal of the claims. Plaintiffs have applied for a rehearing en banc.

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                                                           COMPANY'S FORM 10-K
                                                           December 31, 1996
                                                           Page 83


     For information concerning several purported class action lawsuits filed against SBI in connection with three funds managed by Hyperion Capital Management Inc., see the descriptions that appear in the fourth paragraph on page 26 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, the first paragraph under the heading "Smith Barney" on page 65 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the first paragraph on page 34 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-K. Plaintiffs' petition for a rehearing en banc was denied in January 1997.

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                                                           COMPANY'S FORM 10-Q
                                                           March 31, 1997
                                                           Page 28

ITEM 1.  LEGAL PROCEEDINGS.

            For information concerning several purported class action lawsuits filed against Smith Barney Inc. in connection with three funds managed by Hyperion Capital Management Inc., see the descriptions that appear in the fourth paragraph on page 26 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, the first paragraph under the heading "Smith Barney" on page 65 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the first paragraph on page 34 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and the third full paragraph on page 83 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-Q. In March 1997, plaintiffs filed a petition for certiorari with the U.S. Supreme Court.